UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 25, 2009

ValueVision Media, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6740 Shady Oak Road, Eden Prairie, Minnesota		55344-3433
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-943-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 25, 2009, the company entered into an agreement with PNC Bank, National Association, to establish a senior secured revolving credit facility.

The credit facility has a 3-year term and provides for up to a $20 million revolving line of credit to finance working capital investment and fund other company growth initiatives. Borrowings under the credit facility may bear interest at either floating or fixed rates of interest based on the prime rate and LIBOR, respectively, plus variable margins. Borrowings will be secured primarily by the company’s accounts receivable and inventory, and are subject to customary financial and other covenants and conditions. At the time of closing, there were no borrowings against this new credit facility.

Item 9.01 Financial Statements and Exhibits.

99 Press Release dated December 1, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueVision Media, Inc.

December 1, 2009	By:	/s/ Nathan E. Fagre

Name: Nathan E. Fagre
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99	Press Release dated December 1, 2009